EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 1998 relating to the financial statements of Jack of All Games, Inc., which appears in Take-Two Interactive Software, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                            Aronowitz, Chaiken & Hardesty, LLP
                                            Certified Public Accountants

Cincinnati, Ohio
September 7, 2000